UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): June 7, 2019

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American
Rights to purchase Series A Participating Cumulative Preferred Stock, par value $1.00 per share	LEU*	NYSE American
*The rights currently transfer with the shares of Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer

On June 7, 2019, Marian K. Davis voluntarily resigned from her position as Senior Vice President, Chief Financial Officer and Treasurer of Centrus Energy Corp. (the “Company”). Her resignation is expected to be effective following the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 (the “Separation Date”). If the Company has not hired a replacement Chief Financial Officer by the Separation Date, the Board of Directors of the Company is expected to appoint an interim Chief Financial Officer until such time as a successor is appointed. Ms. Davis’ resignation is not due to a dispute or disagreement with the Company.

Subject to Ms. Davis’ continued employment through the Separation Date and in exchange for a full general release of claims, the Company has agreed to pay Ms. Davis an amount equal to the 2019 annual incentive at target prorated through the Separation Date as consideration for such continued employment and her assistance in the transition of duties. Any amounts payable to Ms. Davis will otherwise be in accordance with the underlying terms of the plan documents described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	June 13, 2019	By:	/s/ Dennis J. Scott
Dennis J. Scott
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary